Exhibit 31.2

CERTIFICATION BY PRINCIPAL FINANCIAL OFFICER

I, Dennis M. McGrath, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of PAVmed Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 10, 2017	By:	/s/ Dennis M. McGrath
Dennis M. McGrath, Chief Financial Officer (Principal Financial and Accounting Officer)